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                                                                   Exhibit 23.19


                                DELOITTE & TOUCH


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants of Trinet Venture Capital Ltd., we hereby consent to the incorporation of our report dated March 11, 2002, included in Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 2001 (relating to the financial statements of Trinet Venture Capital Ltd. not included herein), into Ampal-American Israel Corporation's previously filed Registration Statements No. 333-61895 and No. 333-55970.


                                 Brightman, Almagor & Co.
                               Certified Public Accountants

March 21, 2002



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